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                                                                    Exhibit 23.7





                               February 25, 1997


Solectron Corporation
777 Gibraltar Corporation
Milpitas, California 95035

Re:      Post-Effective Amendment No. 1 to Registration Statements on Form S-8

Ladies and Gentlemen:

         We have examined the Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (File Nos. 33-33461, 33-46686, 33-58580, 33-75270,
33-57575 and 333-17643) (the "Amendment") to be filed by Solectron Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about February 25, 1997 in connection with the reincorporation of the Company into Delaware.

         We hereby consent to the use of our name wherever appearing in the Amendment.


                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati